SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2014 (October 22, 2014)

ICON VAPOR, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55284	46-1471251
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

11578 Sorrento Valley Road

San Diego, CA 92121

(Address of principal executive offices)

(858) 509-2783

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Letter of Intent

On October 22, 2014, Icon Vapor, Inc., a Nevada corporation (the “Company”) entered into a non-binding Letter of Intent (the “LOI”), attached hereto as Exhibit 10.1 and incorporated by reference, with Green Tree Syndicate, Inc., a California corporation (“Green Tree”). Pursuant to the terms and conditions of the LOI, the Company shall acquire all of the assets of the Green Tree (the “Acquisition”) in exchange for an aggregate of: (i) cash equal to Two Million Dollars ($2,000,000); and (ii) Thirty Three Million (33,000,000) shares of the common stock of the Company (collectively, the “Purchase Price”), subject to the performance of due diligence and the execution of a definitive agreement transferring management and control of all of Green Tree’s assets and operations to the Company (the “Definitive Agreement”). The LOI is terminable by either Party at any time.

The foregoing summary description of the terms of the Letter of Intent may not contain all information that is of interest. For further information regarding the terms and conditions the Letter of Intent, reference is made to the Letter of Intent, which is filed as Exhibit 10.1 hereto, and is incorporated by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

Appointment

On October 28, 2014, Icon Vapor, Inc., a California corporation (the “Company”), appointed Mark Bednarz as a Director of the Company and Mr. Bednarz has accepted such appointment. Mr. Bednarz shall serve as Director until the next annual meeting of the Company’s shareholders or until his successor is duly appointed.

The biography for Mr. Bednarz is set forth below:

MARK BEDNARZ brings over 20 years of executive leadership and entrepreneurship in the food and consumer products manufacturing industries. He is the co-founder of a San Diego based clothing retail apparel company and has held executive positions with family owned food manufacturers: Delimex, Don Miguel and Circle Foods. In his executive roles, Mr. Bednarz was instrumental in driving out costs and positioning the sales of his companies to private equity firms and Fortune 500 companies, specifically Heinz, Hormel and Tyson, between the years of 2001 - 2013. Mr. Bednarz holds a Bachelor of Science degree in Purchasing/Materials Management from Arizona State University.

Family Relationships

Mr. Bednarz is not related to any director or executive officer of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

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ITEM 7.01 REGULATION FD DISCLOSURE

Press Releases

On October 29, 2014, Icon Vapor, Inc. (the “Company”) issued a press release regarding the entry into a letter of intent (the “LOI”) with Green Tree Syndicate, Inc., a California corporation (“Green Tree”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Limitation on Incorporation by Reference.

In accordance with General Instruction B.2 of Form 8−K, the information in this Form 8−K furnished pursuant to Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “anticipate”, “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description

10.1	Letter of Intent by and between Icon Vapor Inc. and Green Tree Syndicate, Inc. dated October 22, 2014

99.1	Press Release dated October 29, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ICON VAPOR, INC.

Date: October 29, 2014	By:	/s/ Daniel Balsiger
Name: Daniel Balsiger
Title: Chief Executive Officer

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